Andrea Prochniak, Investors and Media 212.756.4542 andrea.prochniak@AllianceBernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS
GAAP Diluted Net Income of $0.68 per Unit
Adjusted Diluted Net Income of $0.69 per Unit
Cash Distribution of $0.69 per Unit

New York, NY, October 24, 2018 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2018.
“Results from this quarter reflect relentless execution of our long-term strategy.” said Seth P. Bernstein, President and CEO of AllianceBernstein. “Our portfolio fee rate increased by nearly 2% year-on-year, thanks largely to continued growth in alternatives and active equities. Active net inflows of $2.5 billion in the quarter were led by equity net inflows of $2.9 billion and essentially flat fixed income net flows represented a $5.5 billion sequential improvement. Adjusted operating income and adjusted earnings per unit were up 31% and 35%, respectively, year-on-year.”

(US $ Thousands except per Unit amounts)	3Q 2018	3Q 2017	3Q 2018 vs 3Q 2017 % Change	2Q 2018	3Q 2018 vs 2Q 2018 % Change

U.S. GAAP Financial Measures
Net revenues	$850,176	$812,150	4.7%	$844,738	0.6%
Operating income	$213,819	$162,027	32.0%	$189,464	12.9%
Operating margin	25.1%	17.9%	720 bps	22.4%	270 bps
AB Holding Diluted EPU	$0.68	$0.46	47.8%	$0.59	15.3%

Adjusted Financial Measures (1)
Net revenues (2)	$727,143	$662,742	9.7%	$719,692	1.0%
Operating income	$215,758	$165,393	30.5%	$196,744	9.7%
Operating margin (2)	29.7%	25.0%	470 bps	27.3%	240 bps
AB Holding Diluted EPU	$0.69	$0.51	35.3%	$0.62	11.3%
AB Holding cash distribution per Unit	$0.69	$0.51	35.3%	$0.62	11.3%

(US $ Billions)
Assets Under Management
Ending AUM	$550.4	$534.9	2.9%	$539.8	2.0%
Average AUM	$546.9	$526.6	3.9%	$542.2	0.9%

(1) The adjusted financial measures are all non-GAAP financial measures. See page 11 for reconciliations of GAAP Financial Results to Adjusted Financial Results and pages 12-13 for notes describing the adjustments.
(2) Prior period adjusted net revenues and operating margin have been revised due to a GAAP reclassification of certain promotion and servicing expenses that impacted adjusted revenues previously presented.

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Bernstein continued: “Through the differentiation of our offering and our ability to scale and commercialize it globally, we’re growing in the most promising areas of our business. In Institutional, year-to-date active equity gross sales of $6 billion represent our best year since 2008 and net flows have been positive for three straight quarters, and five out of the past six. And through diverse new additions, we grew our pipeline by $800 million, to $7.9 billion. In Retail, net inflows of $1.2 billion were positive for the fifth quarter out of the past seven. Again, strength in active equities has been the driver, with $6.2 billion in net flows year-to-date. In Private Wealth, asset retention is our best since the Financial Crisis, and our year-to-date AUM and annualized organic growth rates are highest among our client relationships of $20 million or more. On the sell side, our tradition of research excellence continues: In a leading independent annual survey of US research analysts, Bernstein advanced from #6 to #5 on a weighted basis, with 17 top-ranked analysts in total. Finally, we improved our financial performance by most key metrics, finishing the quarter with higher average AUM, base fees, performance fees and fee rate, and an adjusted incremental margin of 78%, or 55% excluding prior-year quarter one-timers.”
The firm’s cash distribution per unit of $0.69 is payable on November 15, 2018, to holders of record of AB Holding Units at the close of business on November 5, 2018.
Market Performance
US and global equity markets were higher in the third quarter, while US and global fixed income markets were mixed. The S&P 500’s total return was 7.7% in the third quarter and the MSCI EAFE Index’s total return was 1.4%. The Bloomberg Barclays US Aggregate Index returned 0.0% during the third quarter and the Bloomberg Barclays Global Aggregate ex US Index’s total return was (1.7)%.

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Assets Under Management ($ Billions)
Total assets under management as of September 30, 2018 were $550.4 billion, up $10.6 billion, or 2.0%, from June 30, 2018, and up $15.5 billion, or 2.9%, from September 30, 2017.

	Institutional	Retail	Private Wealth	Total
Assets Under Management 9/30/18	$257.0	$196.3	$97.1	$550.4
Net Flows for Three Months Ended 9/30/18:
Active	$0.4	$2.0	$0.1	$2.5
Passive	(0.6)	(0.8)	0.2	(1.2)
Total	$(0.2)	$1.2	$0.3	$1.3

Total net inflows were $1.3 billion in the third quarter, versus net outflows of $7.7 billion in the previous quarter, and net inflows of $4.5 billion in the prior year period.
Institutional channel third quarter net outflows of $0.2 billion compared to net outflows of $8.0 billion in the second quarter. The prior quarter’s net outflows included a $7.0 billion low-fee Customized Retirement Strategies (CRS) redemption. Institutional gross sales of $3.7 billion decreased 5% sequentially from $3.9 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially to $7.9 billion at September 30, 2018 from $7.1 billion.
Retail channel third quarter net inflows of $1.2 billion compared to net outflows of $0.6 billion in the second quarter. Retail gross sales of $12.6 billion increased 9% sequentially from $11.6 billion.
Private Wealth channel third quarter net inflows of $0.3 billion compared to net inflows of $0.9 billion in the second quarter. Private Wealth gross sales of $3.0 billion decreased 14% sequentially from $3.5 billion.
Third Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because we believe they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. Please note, however, that these non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.
AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines with concurrence of the Board of Directors that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation.

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US GAAP Earnings
Revenues
Third quarter net revenues of $850 million increased 5% from the third quarter of 2017. Higher performance-based fees, investment advisory base fees and dividend and interest income were partially offset by lower investment gains in the current quarter, higher brokerage related interest expense, and lower Bernstein Research revenue and distribution revenues.
Sequentially, net revenues increased 1% due to higher base fees and performance-based fees, partially offset by lower Bernstein Research revenue, higher brokerage related interest expense and lower other revenues.
Bernstein Research revenues decreased 4% year-over-year and 3% sequentially in both cases due to lower revenues in the US and Asia, partially offset by higher revenues in Europe.
Expenses
Third quarter operating expenses of $636 million decreased 2% from the third quarter of 2017. Lower general and administrative (“G&A”) and promotion and servicing expenses were partially offset by higher employee compensation and benefits expense. Within G&A, the prior year period included an $18.7 million non-cash real estate charge compared to a $0.2 million non-cash real estate credit in the current quarter and $15.0 million of net non-recurring charges related to a $19.7 million future early termination outsourcing agreement payment that was partially offset by a $4.7 million value-added tax (VAT) refund credit. Additionally, in the current quarter, lower expenses related to our consolidated company-sponsored investment funds were partially offset by higher professional fees. Promotion and servicing expense decreased due to lower amortization of deferred sales commissions and travel and entertainment expense, partially offset by higher trade execution costs. Employee compensation and benefits expense increased due to higher incentive compensation, salaries, severance, commissions, fringes and other employment costs.
Sequentially, operating expenses decreased 3% due to lower promotion and servicing and G&A expenses, partially offset by higher employee compensation and benefits expense. Promotion and servicing expense decreased due to lower marketing and travel and entertainment expenses, trade execution costs and amortization of deferred sales commissions. Within G&A, the decline was driven by the $0.2 million non-cash real estate credit we recorded in the current quarter compared to a $6.9 million non-cash real estate charge in the prior period. Employee compensation and benefits expense increased due to higher base compensation, other employment costs and commissions, partially offset by lower incentive compensation.
Operating Income and Net Income Per Unit
Third quarter operating income of $214 million increased 32% from $162 million in the third quarter of 2017 and the operating margin of 25.1% increased 720 basis points from 17.9% in the third quarter of 2017. Sequentially, operating income increased 13% from $189 million and the operating margin increased 270 basis points from 22.4%.
Third quarter diluted net income per Unit of $0.68 compared to $0.46 in the third quarter of 2017 and $0.59 in the second quarter of 2018.

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Non-GAAP Earnings
This section discusses our third quarter 2018 non-GAAP financial results, compared to the third quarter of 2017 and the second quarter of 2018. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information.
Revenues
Third quarter adjusted net revenues of $727 million were up 10% from the third quarter of 2017. Higher performance-based fees and investment advisory base fees, investment gains in current period compared to investment losses in the prior year period and lower net distribution expense were partially offset by lower Bernstein Research revenues.
Sequentially, adjusted revenues increased 1% due to higher investment advisory base fees and performance-based fees and lower net distribution expense, partially offset by lower Bernstein Research revenues.
Expenses
Third quarter adjusted operating expenses of $511 million were up 3% from the third quarter of 2017, driven by higher employee compensation and benefits expense, partially offset by lower G&A expense. Promotion and servicing expense was essentially flat. Employee compensation and benefits expense increased due to higher incentive compensation, commissions, salaries, severance, fringes and other employment costs. Within G&A, the absence of $15.0 million of net non-recurring charges in the prior year period drove the decline, as well as lower occupancy expense, which were partially offset by higher professional fees. Within promotion and servicing, higher trade execution costs and market expense were offset by lower travel and entertainment expense.
Sequentially, adjusted operating expenses decreased 2% due to lower promotion and servicing, employee compensation and benefits and G&A expenses. The decrease in promotion and servicing expense was driven by lower marketing and travel and entertainment expenses, as well as lower trade execution costs. Within G&A, lower occupancy was partially offset by higher professional fees. Within employee compensation and benefits expense, higher severance, salaries and other employment costs were offset by lower incentive compensation.
Operating Income, Margin and Net Income Per Unit
Third quarter adjusted operating income of $216 million increased 31% from $165 million in the third quarter of 2017 and the adjusted operating margin of 29.7% increased 470 basis points from 25.0%.
Sequentially, adjusted operating income increased 10% from $197 million and the adjusted operating margin increased 240 basis points from 27.3%.
Third quarter adjusted diluted net income per Unit of $0.69 was up from $0.51 in the third quarter of 2017 and up from $0.62 in the second quarter of 2018.

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Headcount
As of September 30, 2018, we had 3,583 employees, compared to 3,468 employees as of September 30, 2017 and 3,505 as of June 30, 2018.
Unit Repurchases
During the three and nine months ended September 30, 2018, AB purchased 1.6 million and 2.9 million AB Holding Units for $48.0 million and $83.2 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 1.6 million and 2.8 million AB Holding Units for $48.0 million and $80.9 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards. During the three and nine months ended September 30, 2017, AB purchased 0.3 million and 5.9 million AB Holding Units for $6.9 million and $134.6 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 0.3 million and 5.2 million AB Holding Units for $6.8 million and $117.1 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of delivery of long-term incentive compensation awards.
Third Quarter 2018 Earnings Conference Call Information
Management will review Third Quarter 2018 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, October 24, 2018. The conference call will be hosted by Seth P. Bernstein, President and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1. To listen by webcast, please visit AB’s Investor Relations website at http://alliancebernstein.com/corporate/investor-relations at least 15 minutes prior to the call to download and install any necessary audio software.
2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 8977979.
The presentation management will review during the conference call will be available on AB’s Investor Relations website shortly after the release of Third Quarter 2018 financial and operating results on October 24, 2018.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call on October 24, 2018 and will remain on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 8977979.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
The possibility that AB will engage in open market purchases of AB Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of AB Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, 37% effective January 1, 2018.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2018, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.5% of AllianceBernstein and AXA Equitable Holdings, Inc. (NYSE: EQH), directly and through various subsidiaries, owned an approximate 65.1% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	3Q 2018	3Q 2017	3Q 2018 vs. 3Q 2017 % Change	2Q 2018	3Q 2018 vs. 2Q 2018 % Change

GAAP revenues:
Base fees	$568,918	$538,552	5.6%	$562,810	1.1%
Performance fees	41,145	4,555	803.3%	35,298	16.6%
Bernstein research services	103,581	108,385	(4.4%)	106,211	(2.5%)
Distribution revenues	104,488	106,042	(1.5%)	105,118	(0.6%)
Dividends and interest	21,942	17,619	24.5%	21,194	3.5%
Investments gains (losses)	565	18,808	(97.0%)	213	165.3%
Other revenues	24,012	24,902	(3.6%)	26,026	(7.7%)
Total revenues	864,651	818,863	5.6%	856,870	0.9%
Less: interest expense	14,475	6,713	115.6%	12,132	19.3%
Total net revenues	850,176	812,150	4.7%	844,738	0.6%

GAAP operating expenses:
Employee compensation and benefits	357,442	329,777	8.4%	358,248	(0.2%)
Promotion and servicing
Distribution-related payments	106,372	106,106	0.3%	106,301	0.1%
Amortization of deferred sales commissions	4,651	7,629	(39.0%)	6,113	(23.9%)
Trade execution, marketing, T&E and other	50,793	50,266	1.0%	59,259	(14.3%)
General and administrative
General & administrative	107,526	128,712	(16.5%)	108,836	(1.2%)
Real estate (credits) charges	(155)	18,655	(100.8%)	6,909	(102.2%)
Contingent payment arrangements	52	(140)	(137.1%)	52	—%
Interest on borrowings	2,711	2,105	28.8%	2,629	3.1%
Amortization of intangible assets	6,965	7,013	(0.7%)	6,927	0.5%
Total operating expenses	636,357	650,123	(2.1%)	655,274	(2.9%)

Operating income	213,819	162,027	32.0%	189,464	12.9%

Income taxes	9,419	4,547	107.1%	7,538	25.0%

Net income	204,400	157,480	29.8%	181,926	12.4%

Net income (loss) of consolidated entities attributable to non-controlling interests	726	16,526	(95.6%)	261	178.2%

Net income attributable to AB Unitholders	$203,674	$140,954	44.5%	$181,665	12.1%

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

(US $ Thousands)	3Q 2018	3Q 2017	3Q 2018 vs. 3Q 2017 % Change	2Q 2018	3Q 2018 vs. 2Q 2018 % Change

Equity in Net Income Attributable to AB Unitholders	$72,802	$49,055	48.4%	$65,388	11.3%
Income Taxes	6,902	5,877	17.4%	6,931	(0.4%)
Net Income	65,900	43,178	52.6%	58,457	12.7%

Additional Equity in Earnings of Operating Partnership (1)	117	136	(14.0%)	115	1.7%
Net Income - Diluted	$66,017	$43,314	52.4%	$58,572	12.7%
Diluted Net Income per Unit	$0.68	$0.46	47.8%	$0.59	15.3%
Distribution per Unit	$0.69	$0.51	35.3%	$0.62	11.3%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	3Q 2018	3Q 2017	3Q 2018 vs. 3Q 2017 % Change	2Q 2018	3Q 2018 vs. 2Q 2018 % Change
AB L.P.
Period-end	268,565,762	265,824,057	1.0%	270,222,414	(0.6%)
Weighted average - basic	269,602,398	265,584,566	1.5%	270,563,705	(0.4%)
Weighted average - diluted	269,847,693	265,984,518	1.5%	270,835,739	(0.4%)
AB Holding L.P.
Period-end	96,372,964	93,626,313	2.9%	98,028,820	(1.7%)
Weighted average - basic	97,408,864	93,374,340	4.3%	98,367,626	(1.0%)
Weighted average - diluted	97,654,159	93,774,292	4.1%	98,639,660	(1.0%)

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | September 30, 2018
($ billions)
Ending and Average	Three Months Ended
	9/30/18	9/30/17
Ending Assets Under Management	$550.4	$534.9
Average Assets Under Management	$546.9	$526.6

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$254.4	$190.3	$95.1	$539.8
Sales/New accounts	3.7	12.6	3.0	19.3
Redemption/Terminations	(1.5)	(9.5)	(2.3)	(13.3)
Net Cash Flows	(2.4)	(1.9)	(0.4)	(4.7)
Net Flows	(0.2)	1.2	0.3	1.3
Transfers	0.3	—	(0.3)	—
Investment Performance	2.5	4.8	2.0	9.3
End of Period	$257.0	$196.3	$97.1	$550.4

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$147.2	$53.8	$225.9	$41.6	$10.1	$61.2	$539.8
Sales/New accounts	8.7	(0.1)	7.3	2.0	—	1.4	19.3
Redemption/Terminations	(4.7)	—	(6.3)	(1.4)	(0.1)	(0.8)	(13.3)
Net Cash Flows	(1.1)	(1.1)	(1.5)	(0.2)	—	(0.8)	(4.7)
Net Flows	2.9	(1.2)	(0.5)	0.4	(0.1)	(0.2)	1.3
Investment Performance	5.8	3.4	(0.6)	—	(0.1)	0.8	9.3
End of Period	$155.9	$56.0	$224.8	$42.0	$9.9	$61.8	$550.4

Three-Month Net Flows By Investment Service (Active versus Passive)

	Actively Managed	Passively Managed(1)	Total
Equity	$2.9	$(1.2)	$1.7
Fixed Income	(0.1)	(0.1)	$(0.2)
Other(2)	(0.3)	0.1	$(0.2)
Total	$2.5	$(1.2)	$1.3

(1) Includes index and enhanced index services.
(2) Includes certain multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$155.1	$111.9	$95.1	$362.1
Non-U.S. Clients	101.9	84.4	2.0	188.3
Total	$257.0	$196.3	$97.1	$550.4

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AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
US $ Thousands, unaudited	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017

Net Revenues, GAAP basis	$850,176	$844,738	$867,787	$919,141	$812,150	$802,313
Exclude:
Impact of adoption of revenue recognition standard ASC 606	—	—	77,844	—	—	—
Distribution-related payments	(106,372)	(106,301)	(110,154)	(110,517)	(106,106)	(100,632)
Amortization of deferred sales commissions	(4,651)	(6,113)	(6,598)	(6,871)	(7,629)	(8,307)
Pass-through fees & expenses	(10,084)	(10,487)	(10,609)	(10,664)	(9,759)	(9,701)
Impact of consolidated company-sponsored investment funds	(1,543)	(1,494)	(36,037)	(16,032)	(23,368)	(25,701)
Long-term incentive compensation-related investment (gains) losses	(1,253)	(542)	209	(977)	(2,055)	(1,926)
Long-term incentive compensation-related dividends and interest	(130)	(156)	(93)	(1,515)	(130)	(150)
(Loss) gain on sale of software technology investment	1,000	—	—	—	(361)	(4,231)
Other	—	47	—	—	—	—
Adjusted Net Revenues	$727,143	$719,692	$782,349	$772,565	$662,742	$651,665

Operating Income, GAAP basis	$213,819	$189,464	$222,671	$283,035	$162,027	$162,537
Exclude:
Impact of adoption of revenue recognition standard ASC 606	—	—	35,156	—	—	—
Real estate (credits) charges	(155)	6,909	(264)	(2,732)	18,655	20,747
Long-term incentive compensation-related items	1,820	585	417	(103)	329	417
(Loss) gain on sale of software technology investment	1,000	—	—	—	(361)	(4,231)
Acquisition-related expenses	—	—	—	—	1,462	25
Contingent payment arrangements	—	—	—	—	(193)	—
Other	—	47	—	—	—	—
Sub-total of non-GAAP adjustments	2,665	7,541	35,309	(2,835)	19,892	16,958
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	726	261	22,650	8,384	16,526	17,169
Adjusted Operating Income	$215,758	$196,744	$235,330	$271,816	$165,393	$162,326

Operating Margin, GAAP basis excl. non-controlling interests	25.1%	22.4%	23.0%	29.9%	17.9%	18.1%

Adjusted Operating Margin	29.7%	27.3%	30.1%	35.2%	25.0%	24.9%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ Thousands except per Unit amounts, unaudited	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net Income - Diluted, GAAP basis	$66,017	$58,572	$58,305	$78,802	$43,314	$41,878
Impact on net income of AB non-GAAP adjustments	919	2,609	12,271	(599)	4,960	5,637
Adjusted Net Income - Diluted	$66,936	$61,181	$70,576	$78,203	$48,274	$47,515

Diluted Net Income per Holding Unit, GAAP basis	$0.68	$0.59	$0.60	$0.84	$0.46	$0.43
Impact of AB non-GAAP adjustments	0.01	0.03	0.13	—	0.05	0.06

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Adjusted Diluted Net Income per Holding Unit	$0.69	$0.62	$0.73	$0.84	$0.51	$0.49

AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. These fees do not affect operating income, but they do affect our operating margin. As such, we exclude these fees from adjusted net revenues.

We adjust for the revenue impact of consolidating company-sponsored investment funds by eliminating the consolidated company-sponsored investment funds' revenues and including AB's fees from such consolidated company-sponsored investment funds and AB's investment gains and losses on its investments in such consolidated company-sponsored investment funds that were eliminated in consolidation.

Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments.

Lastly, in 2017 we excluded a cumulative realized gain of $4.6 million on the exchange of software technology for an ownership stake in a third party provider of financial market data and trading tools. During the third quarter of 2018, we wrote this investment down $1.0 million.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) real estate charges (credits), (2) acquisition-related expenses, (3) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, and (4) the impact of consolidated company-sponsored investment funds, and includes the revenues and expenses associated with the implementation of ASC 606 discussed above and (5) the loss (gain) on software technology investment.

Real estate charges (credits) have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been delivered to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the market exposure of these investments in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

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We adjusted for the operating income impact of consolidating certain company-sponsored investment funds by eliminating the consolidated company-sponsored funds' revenues and expenses and including AB's revenues and expenses that were eliminated in consolidation. We also excluded the limited partner interests we do not own.

Gains and losses on the software technology investment have been excluded due to its non-recurring nature and because it is not part of our core operating results.

Adjusted Operating Margin

Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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